UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2021

Medalist Diversified REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-38719	47-5201540
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1051 E. Cary Street Suite 601

James Center Three

Richmond, VA, 23219

(Address of principal executive offices)

(804) 344-4435

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of each Exchange on Which Registered	Trading Symbol(s)
Common Stock, $0.01 par value	Nasdaq Capital Market	MDRR
8.0% Series A Cumulative Redeemable Preferred Stock, $0.01 par value	Nasdaq Capital Market	MDRRP

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 22, 2021, Medalist Diversified Holdings, L.P., the operating partnership of Medalist Diversified REIT, Inc. (the “Company”), entered into a Purchase and Sale Agreement (the “PSA”), a copy of which is filed hereto as Exhibit 10.1. Pursuant to the PSA, the Company, through its operating partnership, shall acquire a mixed-use industrial/office property totaling approximately 89,290 square feet of gross leasable area located in Chesapeake, Virginia, commonly referred to as the Greenbrier Business Center property (“Greenbrier”), from Medalist Fund II-B, LLC, a Virginia limited liability company and affiliated seller (the “Seller”), for a purchase price of $7,250,000, subject to customary prorations and adjustments. The Seller is also managed by the Company’s external manager, Medalist Fund Manager, Inc. (the “Manager”), and the Manager will receive compensation from the Seller’s sale of the property. The independent members of the Board of Directors of the Company unanimously approved the acquisition of Greenbrier. The Company has made a $10,000 earnest money deposit to the Seller, which shall become non-refundable sixty (60) days following the execution of the PSA if the Company does not terminate the PSA prior to the expiration of such period (the “Inspection Period”). The closing of the acquisition of the Greenbrier Business Center is expected to occur within thirty (30) days of the expiration of the Inspection Period. The Company expects to invest up to approximately $3.37 million of equity in Greenbrier.

The PSA contains provisions, representations, warranties, covenants and indemnities that are customary and standard for the real estate industry and the purchase of a mixed-use property. Several conditions to closing on the acquisition remain to be satisfied, and there can be no assurance that we will complete the transaction on the general terms described above or at all.

Certain statements included in this Current Report on Form 8-K are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements above include, but are not limited to, matters identified as expectations and matters with respect to the future acquisition of Greenbrier. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For more information regarding risks and uncertainties that may affect the Company’s future results, review the Company’s filings with the Securities and Exchange Commission.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Board Appointment

On June 21, 2021, the Board of Directors (the “Board”) of the Company appointed Mr. Timothy P. O’Brien effective immediately to serve until the next annual meeting of stockholders of the Company and until their respective successors are duly elected and qualified. Mr. O’Brien shall fill the seat on the Board that was recently vacated upon the resignation of Mr. Charles Polk.

The Board determined that Mr. O’Brien is an independent director under the listing standards established by the Securities and Exchange Commission and Nasdaq. There is no arrangement or understanding between Mr. O’Brien and any other persons pursuant to which Mr. O’Brien was selected as a director, and there are no transactions involving Mr. O’Brien requiring disclosure under Item 404(a) of Regulation S-K.

In connection with the appointment of Mr. O’Brien to the Board, the Company expects to enter into a director agreement and an indemnification agreement with Mr. O’Brien in substantially the forms, subject to further adjustment in compensation, entered into by the Company with its other independent directors and filed hereto as Exhibit 10.2 and 10.3, respectively. The director agreement sets forth the rights and obligations as a director of the Company. The indemnification agreement requires the Company to indemnify Mr. O’Brien to the fullest extent permitted by the Maryland General Corporation Law. The foregoing descriptions of the director agreement and indemnification agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the director agreement and indemnification agreement, the forms of which are filed hereto as Exhibit 10.2 and 10.3, respectively.

Revision of Composition of Committees of The Board of Directors

In connection with the foregoing, on June 21, 2021, the Board revised the composition of the committees of the Board effective immediately as follows:

	Audit	Compensation	Nominating	Acquisition
Thomas E. Messier
William R. Elliott				Chairman
Neil P. Farmer	X	Chairman	X	X
Charles S. Pearson, Jr.	Chairman	X	X
Timothy O’Brien	X		Chairman	X

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits

Exhibit No.	Description

10.1	Real Estate Purchase and Sale Agreement, dated as of June 22, 2021, by and between Medalist Fund II-B, LLC and Medalist Diversified Holdings, L.P.
10.2	Form of Independent Director Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 24, 2019).
10.3	Form of Independent Director Indemnification Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on July 24, 2019).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALIST DIVERSIFIED REIT, INC.

Dated: June 24, 2021	By:	/s/ Thomas E. Messier
Thomas E. Messier
Chief Executive Officer, Chairman of the Board, Treasurer and Secretary